Exhibit 4.3.2

AMENDMENT NO. 2

TO

INVESTOR EQUITYHOLDERS AGREEMENT

AMENDMENT (this “Amendment”), dated as of March 12, 2009, to the INVESTOR EQUITYHOLDERS AGREEMENT (as previously amended and amended hereby, the “Agreement”), dated as of February 10, 2005, among Emergency Medical Services L.P., a Delaware limited partnership (the “Company”), Onex Partners LP, a Delaware limited partnership (“Onex Partners”), equityholders signatory thereto and such other equityholders of the Company as may, from time to time, become parties to the Agreement in accordance with the provisions thereof.  Any capitalized term used herein and not defined shall have the meaning given to such term in the Agreement.

Pursuant to Section 8.11 of the Agreement, the Company, the Majority Onex Investors and Other Investors holding a majority of the Units held by all Other Investors desire to amend the Agreement as set forth herein.

The parties agree hereby as follows:

1.             Amendments.

(a)           The definition of “Pre-QPO Units” is hereby amended to read in its entirety as follows:

The term “Pre-QPO Units” means, as to any Person, the Units held by that Person immediately prior to the consummation of a Qualified Public Offering, and including any Units issued or issuable upon the exercise of any option held by that Person immediately prior to the consummation of a Qualified Public Offering.

2.             Governing Law.  This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

3.             Counterparts.  This Amendment may be executed in any number of counterparts which together shall constitute one and the same instrument.

4.             No Further Amendment.  Except as expressly amended in paragraph 1 of this Amendment, the terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

*  *  *

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EMERGENCY MEDICAL SERVICES CORPORATION,
as successor to the issuer of the Units

By:	/s/ Todd G. Zimmerman
Name: Todd G. Zimmerman
Title: Executive Vice President

EMERGENCY MEDICAL SERVICES L.P.

By:	Emergency Medical Services
Corporation,its general partner

By:	/s/ Todd G. Zimmerman
Name: Todd G. Zimmerman
Title: Executive Vice President

OTHER INVESTORS:

/s/ William A. Sanger
William A. Sanger

ONEX PARTNERS LP (as a Majority Onex Investor)		ONEX PARTNERS LLC (as a Majority Onex Investor)

By:	Onex Partners GP LP, its General Partner	By:	/s/ Robert M. Le Blanc
By:	Onex Partners Manager LP, its Agent		Name: Robert M. Le Blanc
By:	Onex Partners Manager GP Inc., its General Partner		Title: Director

By:	/s/ Robert M. Le Blanc	By:	/s/ Donald F. West
	Name: Robert M. Le Blanc		Name: Donald F. West
	Title: President		Title: Director

By:	/s/ Donald F. West
Name: Donald F. West
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTOR EQUITYHOLDERS AGREEMENT]